                                                       EXHIBIT 10(b)



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                                       GUARANTY


                             dated as of October 30, 1998


                                          of

                           CIRCUS CIRCUS ENTERPRISES, INC.


                                     in favor of


                      FIRST SECURITY BANK, NATIONAL ASSOCIATION

                                         and

                                CERTAIN OTHER PERSONS




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

                                       GUARANTY

          This GUARANTY (this "GUARANTY"), dated as of October 30, 1998, of CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation (the "GUARANTOR"), is made in favor of FIRST SECURITY BANK, NATIONAL ASSOCIATION, in both its individual capacity and as trustee (the "TRUSTEE"), and certain other Persons now or hereafter identified as certificate purchasers (the "CERTIFICATE PURCHASERS") in the Lease described below. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such term in the Lease Intended as Security, dated as of October 30, 1998, entered into among Trustee, Circus Circus Leasing, Inc., a Nevada corporation, as Lessee, Circus Circus Enterprises, Inc., a Nevada corporation, the Lead Arranger and Agents identified therein, and the Certificate Purchasers (the "LEASE"), unless the context otherwise requires.

          WHEREAS, Guarantor is the direct beneficial owner of not less than 78% of the issued and outstanding capital stock of Lessee;

          AND WHEREAS, Trustee and the other "Beneficiaries" (as defined below) are unwilling to enter into the Lease and other Operative Documents unless Guarantor executes this Guaranty and, as an inducement to Trustee and such other Beneficiaries, Guarantor is entering into this Guaranty and the guaranty provided for herein;

          AND WHEREAS, it is in the best interest of Guarantor to execute this Guaranty inasmuch as Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Lease.

          NOW, THEREFORE, Guarantor covenants and agrees as follows:

     SECTION 1. GUARANTY. Guarantor, as primary obligor and not as surety, hereby unconditionally and irrevocably guarantees to Trustee and each other Indemnitee and their respective successors and permitted assigns (individually, a "BENEFICIARY" and, collectively, the "BENEFICIARIES") as their respective interests may appear: (a) the due, punctual and full payment by Lessee of all amounts (including, without limitation, amounts payable as damages in case of default and all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a) and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. 502(b) and Section 506(b)) to be paid by Lessee in accordance with the Lease and/or any other Operative Document to which Lessee is or is to be a party whether such obligations now exist or arise hereafter, as and when the same shall become due and payable in accordance with the terms thereof; and (b) the due, prompt and faithful performance when due of, and compliance with, all other obligations, covenants, terms, conditions and undertakings of Lessee contained in the Lease or any and all other Operative Documents to which Lessee is or is to be a party in accordance with the terms thereof (such obligations referred to in clauses (a) and (b) above being hereinafter called the "OBLIGATIONS"). Guarantor further agrees to pay any and all reasonable costs and expenses (including reasonable fees and disbursements of counsel) that may be paid or incurred by any

Beneficiary in collecting any Obligations and/or in preserving or enforcing any rights under this Guaranty or under the Obligations.

          The Guaranty is a guaranty of payment, performance and compliance and not of collectability, is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by Lessee or upon any other event, contingency or circumstance whatsoever, and shall be binding upon and against Guarantor without regard to the validity or enforceability of the Lease or any other Operative Document.

          If for any reason whatsoever Lessee shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable or to perform or comply with any such obligation, covenant, term, condition or undertaking when due to be performed or observed, in each case, in accordance with the Operative Documents, Guarantor will immediately pay or cause to be paid such amounts to the Person or Persons entitled to receive the same (according to their respective interests) under the terms of the Operative Documents, as appropriate, or perform or comply with any such obligation, covenant, term, condition or undertaking or cause the same to be performed or complied with, together with interest on any amount due and owing from the date the same shall have become due and payable to the date of payment.

     SECTION 2. GUARANTOR'S OBLIGATIONS UNCONDITIONAL. The covenants and agreements of Guarantor set forth in this Guaranty shall be primary obligations of Guarantor, and such obligations shall be continuing, absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by Guarantor with its obligations hereunder or the full and strict compliance by Lessee of all of the Obligations), whether based upon any claim that Lessee, Guarantor, or any other Person may have against any Beneficiary or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not Guarantor or Lessee shall have any knowledge or notice thereof) including, without limitation:

          (a) Any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Obligations or any Operative Document or any of the agreements referred to in any thereof, or any other instrument or agreement applicable to any Operative Document or any of the parties to such agreements, or to the Equipment, or any assignment, mortgage or transfer thereof or of any interest therein, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Obligations; or the failure of any security or the failure of any Beneficiary to perfect or insure any interest in any collateral;

          (b) Any failure, omission or delay on the part of Lessee or any Beneficiary to conform or comply with any term of any instrument or agreement referred to in CLAUSE (a) above;

          (c) Any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty, right of offset or security referred to in CLAUSE (a) above or any obligation or liability of Lessee or any Beneficiary, or any exercise or non-exercise by any Beneficiary of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;

          (d) Any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to Lessee, any Beneficiary or any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

          (e) Any limitation on the liability or obligations of any Person under the Lease or any other Operative Document, the Obligations, any collateral security for the Obligations or any other guaranty of the Obligations or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing, or any other agreement, instrument, guaranty or security referred to in CLAUSE (a) above or any term of any thereof;

          (f) Any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, or any interruption or cessation in the use of any of the Equipment by Lessee or any other Person for any reason whatsoever (including, without limitation, any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of a lease), whether or not resulting from accident and whether or not without fault on the part of Lessee or any other Person;

          (g) Any merger or consolidation of Lessee or Guarantor into or with any other corporation or any sale, lease or transfer of any of the assets of Lessee or Guarantor to any other Person;

          (h) Any change in the ownership of any shares of capital stock of Lessee or any corporate change in Lessee; or

          (i) Any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against Guarantor.

          The obligations of Guarantor set forth herein constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties, notwithstanding any provision in any agreements limiting the liability of any Beneficiary or any other Person.

     SECTION 3. WAIVER AND AGREEMENT. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Beneficiary upon this Guaranty or acceptance of this Guaranty, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty. Guarantor unconditionally waives, to the extent permitted by law: (a) acceptance of this Guaranty and proof of reliance by any Beneficiary hereon; (b) notice of any of the matters referred to in
SECTION 2 hereof, or any right to consent or assent to any thereof; (c) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including without limitation, any demand, presentment, protest, proof or notice of nonpayment under the Lease or any other Operative Document, and notice of default or any failure on the part of Lessee to perform and comply with any covenant, agreement, term or condition of the Lease or any other Operative Document; (d) EXCEPT to the extent expressly provided in SECTION 4, any right to the enforcement, assertion or exercise against Lessee of any right, power, privilege or remedy conferred in the Lease or any other Operative Document or otherwise; (e) any requirement of diligence on the part of any Person; (f) any requirement of any Beneficiary to take any action whatsoever, to exhaust any remedies or to mitigate the damages resulting from a default by any Person under the Lease or any other Operative Document; (g) EXCEPT as otherwise required by law, any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in the Lease, any other Operative Document or any of the Equipment; (h) any and all benefits under California Civil Code Sections 2787 through 2855 (inclusive), 2899 and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726; (i) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (j) any failure of any Beneficiary to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (k) the election by any Beneficiary, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code; (l) any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Code; (m) any use of cash collateral under Section 363 of the Bankruptcy Code; (n) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;
(o) the avoidance of any Lien in favor of any Beneficiary for any reason; (p) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding; (q) to the extent permitted in paragraph 40.495(4) of the Nevada Revised Statutes ("NRS"), the benefits of the one-action rule under NRS Section 40.430, or (r) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor.

          Guarantor represents and warrants to the Beneficiaries that it has established adequate means of obtaining from Lessee and the Sublessees, if any, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of each of Lessee and any such Sublessees and their properties, and Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of each of Lessee and any such Sublessees and their properties.

Guarantor hereby expressly waives and relinquishes any duty on the part of any Beneficiary (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of any Lessee or any Sublessee or such party's properties, whether now known or hereafter known by any Beneficiary during the life of this Guaranty. With respect to any of the Obligations, no Beneficiary need inquire into the powers of Lessee or any Sublessee or the officers or employees acting or purporting to act on such party's behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such power shall be guarantied hereby.

          Guarantor agrees that this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Lessee is rescinded or must be otherwise restored by any of the Beneficiaries, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

          Guarantor further agrees that, without limiting the generality of this Guaranty, if an Event of Default shall have occurred and be continuing and Trustee is prevented by applicable law from exercising its remedies under the Lease, Trustee shall be entitled to receive hereunder from Guarantor, upon demand therefor, the sums which would have otherwise been due from Lessee had such remedies been exercised.

     SECTION 4. WAIVER OF SUBROGATION. Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Lessee that arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Guaranty or any other Operative Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Beneficiaries against Lessee or any Collateral which Trustee, on behalf of the Certificate Purchasers, now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from Lessee, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights, in each case, unless and until the Obligations shall have been fully and finally paid in cash and, in the case of a bankruptcy or insolvency of Lessee, one year has elapsed from the date the Obligations shall have been fully and finally paid in cash. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Obligations shall not have been fully and finally paid in cash, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for, the Beneficiaries, and shall forthwith be paid to Trustee to be credited and applied pursuant to the terms of the Lease. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Lease and that the waiver set forth in this SECTION 4 is knowingly made in contemplation of such benefits. Guarantor hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of any defense based upon an election of remedies by Trustee, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or impairs any right of subrogation of Guarantor or the right of Guarantor to proceed against any Person for reimbursement or both.

     SECTION 5. RIGHTS OF THE BENEFICIARIES. This Guaranty is made for the benefit of, and shall be enforceable by, each Beneficiary as its interest may appear.

    SECTION 6. TERM OF GUARANTY AGREEMENT. This Guaranty and all guaranties, covenants and agreements of Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all the Obligations shall be fully and finally paid in full in cash and all the agreements of Lessee and Guarantor hereunder and under the Lease and the other Operative Documents shall have been duly performed. If, as a result of any bankruptcy, dissolution, reorganization, insolvency, arrangement or liquidation proceedings (or proceedings similar in purpose or effect) or if for any other reason, any payment received by any Beneficiary in respect of the Obligations is rescinded or must be returned by such Beneficiary, this Guaranty shall continue to be effective as if such payment had not been made and, in any event, as provided in the preceding sentence.

    SECTION 7. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. As of the date hereof and each Delivery Date, Guarantor hereby represents and warrants to Trustee and each of the Beneficiaries on and as of the Closing Date:

                (a) CORPORATE EXISTENCE AND POWER. Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                (b) CORPORATE AND GOVERNMENTAL AUTHORIZATION, ETC. The execution, delivery and performance by Guarantor of this Guaranty and the performance, on behalf of Lessee or in accordance with the terms hereof, of the Lease and each other Operative Documents, are within the corporate powers of Guarantor, have been duly authorized by all necessary corporate action, requires no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon Guarantor or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of Guarantor or any of its Subsidiaries. This Guaranty has been or will be duly executed and delivered by Guarantor.

                (c) BINDING EFFECT. This Guaranty constitutes a legal, valid and binding agreement of Guarantor and when executed and delivered in accordance with the term hereof will constitute legal, valid and binding obligations of Guarantor, EXCEPT as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditor's rights generally and by general equitable principles.

                (d) FINANCIAL INFORMATION.

                    (i) The consolidated balance sheet of Guarantor and its Subsidiaries as of January 31, 1998 and the related consolidated statements of operations, cash flows and stockholders' equity for the fiscal year then ended, reported on by Arthur Andersen LLP and set forth in Guarantor's Form 10-K for the fiscal year ended January 31, 1998, a copy of which has been delivered to each of the Certificate Purchasers, fairly present, in conformity with Generally Accepted Accounting Principles, the consolidated financial position of Guarantor and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                    (ii) Since January 31, 1998 there has been no material adverse change in the business, financial position, results of operations or prospects of Guarantor and its Subsidiaries, considered as a whole.

                (e) LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of Guarantor threatened against or affecting, Guarantor or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a significant possibility of an adverse decision which could constitute a Material Adverse Effect or, in any event, which in any manner draws into question the validity of this Guaranty or any other Operative Document.

                (f) ENVIRONMENTAL MATTERS. In the ordinary course of its business, Guarantor conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of Guarantor and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, Guarantor has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.

                (g) TAXES. Guarantor and its Subsidiaries have filed all United States Federal and state income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by Guarantor or any Subsidiary, OTHER THAN taxes contested in good faith by Guarantor or such Subsidiary pursuant to a Permitted Contest. The charges, accruals and reserves on the books of Guarantor and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of Guarantor, adequate.

                (h) NOT AN INVESTMENT COMPANY. Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                (i) FULL DISCLOSURE. All written information heretofore furnished by Guarantor to Trustee, Administrative Agent or any Certificate Purchaser for purposes of or in connection with this Guaranty or any other Operative Document or any transaction contemplated hereby or thereby is, and all such written information hereafter furnished by Guarantor to Trustee, Administrative Agent or any Certificate Purchaser will be, true and accurate in all material respects on the date as of which such information is stated or certified. Guarantor has disclosed to the Certificate Purchasers in writing any and all facts (EXCLUDING matters relating to the economy in general) which materially and adversely affect or may so affect (to the extent Guarantor can now reasonably foresee), the business, financial position or results of operations of Guarantor and its Subsidiaries, taken as a whole, or the ability of Guarantor to perform its obligations under this Guaranty.

                (j) YEAR 2000. Any reprogramming and/or replacement required to permit the proper functioning, in and following the year 2000, of (i) the computer systems of Guarantor and its Subsidiaries and (ii) equipment containing embedded microchips (INCLUDING systems and equipment supplied to Guarantor and its Subsidiaries by others or with which the systems of Guarantor and its Subsidiaries interface) and the testing of all such systems and equipment, as so reprogrammed and/or replaced, will be completed in all material respects by June 30, 1999. The aggregate cost to Guarantor and its Subsidiaries of such reprogramming, replacement and testing, and of the reasonably foreseeable consequences of the year 2000 to Guarantor and its Subsidiaries resulting from reprogramming errors and the failure of others' systems or equipment, cannot reasonably be expected to have a Material Adverse Effect. EXCEPT for such of the reprogramming and/or replacement referred to in the preceding sentence as may be necessary, the computer and management information systems of Guarantor and its Subsidiaries are and, with ordinary course upgrading, replacement and maintenance, will continue for the term of this Guaranty to be, sufficient to permit Guarantor and its Subsidiaries to conduct their respective businesses without the occurrence of a Material Adverse Effect.

                (k) MANDALAY BAY PROJECT. Guarantor and its Subsidiaries have taken such action as reasonably necessary to cause the previously disclosed subsidence of the Mandalay Bay Project to stabilize to acceptable levels in accordance with the project's design and, as of the date hereof, Guarantor has received written information from one or more nationally reputable engineering firms that indicates such subsidence has stabilized to acceptable levels in accordance with the project's design.

    SECTION 8. COVENANTS OF GUARANTOR. Guarantor covenants and agrees with each Beneficiary that, so long as this Guaranty shall remain in effect, it shall comply with all of the covenants specified in SECTION 13.2 of the Lease.

    SECTION 9. NOTICES, ETC. All notices, demands, requests, consents, approvals and other instruments hereunder shall be in writing and shall be deemed to have been properly given if given as provided for in SECTION 18.5 of the Lease to Guarantor at the address set forth below the signature of Guarantor on the signature page hereof, or such other address as may hereafter be furnished by Guarantor to all Beneficiaries in accordance with
SECTION 18.5 of the Lease.

    SECTION 10. SEVERABILITY OF THIS GUARANTY. In case any provisions of this Guaranty or any application thereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions and statements and any other application thereof shall not in any way be affected or impaired thereby. To the extent permitted by law, Guarantor hereby waives any provision of law that renders any term or provision hereof invalid or unenforceable in any respect.

    SECTION 11. MISCELLANEOUS. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Guaranty shall be binding upon Guarantor and its successors, transferees and assigns and inure to the benefit of and be enforceable by the respective successors, permitted transferees, and permitted assigns of the Beneficiaries, PROVIDED, HOWEVER, that Guarantor may not assign any of its obligations hereunder without the prior written consent of Trustee (acting at the direction of all Certificate Purchasers) EXCEPT pursuant to a transaction permitted by SECTION 13.2(e) of the Lease). The table of contents and headings in this Guaranty are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof. This Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

    SECTION 12. TERMINATION. Subject to the provisions of SECTION 6 above, this Guaranty shall remain in full force and effect until the date on which all Obligations of Guarantor hereunder shall have been satisfied by full and final payment in cash and performance in full.

                     [remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed as of the date first above written.


                                   CIRCUS CIRCUS ENTERPRISES, INC.,
                                   a Nevada corporation


                                   By GLENN SCHAEFFER
                                      Name: Glenn W. Schaeffer
                                      Title: President, CFO, Treasurer

                                   ADDRESS:

                                   2880 Las Vegas Boulevard South
                                   Las Vegas, Nevada 89109
                                   Fax:  (702) 634-3450
                                   Attn: Glenn W. Schaeffer

                                  TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SECTION 1.     Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 2.     Guarantor's Obligations Unconditional . . . . . . . . . . . . 2
SECTION 3.     Waiver and Agreement. . . . . . . . . . . . . . . . . . . . . 4
SECTION 4.     Waiver of Subrogation . . . . . . . . . . . . . . . . . . . . 5
SECTION 5.     Rights of the Beneficiaries . . . . . . . . . . . . . . . . . 5
SECTION 6.     Term of Guaranty Agreement. . . . . . . . . . . . . . . . . . 6
SECTION 7.     Representations and Warranties of Guarantor . . . . . . . . . 6
     (a)       Corporate Existence and Power . . . . . . . . . . . . . . . . 6
     (b)       Corporate and Governmental Authorization, etc.. . . . . . . . 6
     (c)       Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . 6
     (d)       Financial Information . . . . . . . . . . . . . . . . . . . . 6
     (e)       Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . 7
     (f)       Environmental Matters . . . . . . . . . . . . . . . . . . . . 7
     (g)       Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     (h)       Not an Investment Company . . . . . . . . . . . . . . . . . . 7
     (i)       Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . 7
     (j)       Year 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     (k)       Mandalay Bay Project. . . . . . . . . . . . . . . . . . . . . 8
SECTION 8.     Covenants of Guarantor. . . . . . . . . . . . . . . . . . . . 8
SECTION 9.     Notices, etc. . . . . . . . . . . . . . . . . . . . . . . . . 8
SECTION 10.    Severability of this Guaranty . . . . . . . . . . . . . . . . 8
SECTION 11.    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . 9
SECTION 12.    Termination . . . . . . . . . . . . . . . . . . . . . . . . . 9



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